UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) February 9, 2023 (February 9, 2023)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 West Jefferson Blvd, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock voting, $0.0025 par value	STLD	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2023, Steel Dynamics, Inc. (the “company”) announced that the company’s board of directors approved the appointment of Barry T. Schneider to the newly created position of President and Chief Operating Officer of the company, effective March 1, 2023.

Mr. Schneider, 54, has been the company’s Senior Vice President, Flat Roll Steel Group, since March 2016, responsible for the company’s flat roll steel operations, comprised of three steel mills and numerous processing and value-added coating lines. Before that, Mr. Schneider served in various operational and leadership roles within the company’s steel operations, including its Engineered Bar Products and Butler Flat Roll divisions. Mr. Schneider has been involved in numerous construction and startup projects and was also part of the team that constructed the company’s first steel mill in Butler, Indiana, in 1994. Mr. Schneider earned a bachelor's degree in mechanical engineering and a master of science in engineering management from Rose-Hulman Institute of Technology. In addition, Mr. Schneider serves as a director for the Association of Iron & Steel Technology.

In his new role, Mr. Schneider will continue to fulfill his current responsibilities and also assume responsibility of the company’s long products steel group, steel fabrication platform, and metals recycling platform, and as such, Chris Graham (Senior Vice President, Long Products Steel Group, and President of the long product steel companies), Miguel Alvarez (Senior Vice President, Metals Recycling, and President of OmniSource), and Jim Anderson (Senior Vice President, Steel Fabrication, and President of New Millennium Building Systems) will report to Mr. Schneider. Mr. Schneider will also assume responsibilities as President of the company from Mark D. Millett, Chairman and Chief Executive Officer, and will continue to report to Mr. Millett in his new role. Theresa E. Wagler (Executive Vice President, Chief Financial Officer) and Glenn Pushis (Senior Vice President, Special Projects, and President of the company’s Aluminum Dynamics joint venture) will both also continue to report to Mr. Millett.

Effective March 1, 2023, Mr. Schneider’s annual base salary will be increased to $850,000, his target bonus opportunity and maximum bonus opportunity will be increased to 175% and 350%, respectively, of his annual base salary, all determined under the corporate bonus pool component, his target long-term incentive plan award opportunity and maximum long-term incentive plan opportunity will be increased to 175% and 350%, respectively, of his annual base salary, and his restricted stock unit award grant will be increased to $1,200,000. All other compensation and benefit arrangements will remain materially unchanged.

Item 8.01. Other Events.

On February 9, 2023, the company issued a press release titled “Steel Dynamics Expands Leadership, Naming Barry T. Schneider President and Chief Operating Officer.” A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d )       Exhibits.

The following exhibit is filed with this report:

Exhibit Number	Description

99.1	A press release dated February 9, 2023, titled “Steel Dynamics Expands Leadership, Naming Barry T. Schneider President and Chief Operating Officer.”

104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/Theresa E. Wagler
Date: February 9, 2023	By:	Theresa E. Wagler
	Title:	Executive Vice President and Chief Financial Officer